ROLLING STOCK ACQUISITION AGREEMENT

DATE:          April 8, 1997

PARTIES:       Swift Leasing Co., Inc., an Arizona corporation ("Swift Leasing")

               The lessors of various tractors and trailers (the "Rolling Stock") whose names and addresses appear on Exhibit A to this Agreement ("Owners")

R E C I T A L S

         A. Owners have leased the Rolling Stock to Direct Transit, Inc., an Iowa corporation (the "Debtor") under various lease agreements (the "Debtor Leases"), however, Debtor has rejected the Debtor Leases thereby severing any interest of Debtor in the Rolling Stock.

         B. Debtor is currently operating as a debtor-in-possession in a proceeding filed under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), Case Number 96-52691XS (the "Bankruptcy") in the United States Bankruptcy Court for the Northern District of Iowa (the " Bankruptcy Court").

         C. Swift Transportation Co., Inc., an Arizona corporation ("Swift"), the parent corporation of Swift Leasing, has entered into an Asset Purchase Agreement with the Debtor dated February 20, 1997 (the "Asset Purchase Agreement"), which Asset Purchase Agreement has been approved by the Bankruptcy Court.

         D. Contingent upon the closing of the Asset Purchase Agreement, Swift Leasing has agreed to purchase and/or lease from each Owner, such Owner's Rolling Stock and each Owner agrees to sell and/or lease (at each Owner's sole discretion) the Rolling Stock to Swift Leasing subject to the terms and conditions contained in this Agreement. Each such purchase or lease between Swift Leasing and each Owner shall be considered as a separate transaction between Swift Leasing and each such Owner.

                                   AGREEMENTS:

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                          ACQUISITION OF ROLLING STOCK

         1.1 Agreement to Sell or Lease. Upon and subject to the terms and conditions of this Agreement, at the Closing (as defined in Article II), and except as otherwise specifically provided in Article IV, each Owner shall either
(i) sell, convey, assign, transfer and deliver to Swift Leasing
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all right, title and interest of each such Owner in its Rolling Stock (a "Sale")
or (ii) lease (a "Lease") its Rolling Stock to Swift Leasing, in each case free and clear of all taxes, mortgages, liens, pledges, security interests (other than an Owner's interest in the Rolling Stock in the event of a Lease), charges, claims, restrictions, and encumbrances of any nature whatsoever, including, but not limited to, any interest of Debtor in the Rolling Stock.

         1.2 Agreement to Purchase or Lease. Upon and subject to the terms and conditions of this Agreement and the representations, warranties and covenants of each Owner contained herein, Swift Leasing shall, at the Closing, purchase and/or lease the Rolling Stock from each Owner (a "Purchase" or "Lease") in exchange for the Purchase Price (defined in Section 1.3) or the Lease Payment (defined in Section 1.4).

         1.3 Purchase Price for Purchase of Rolling Stock. Subject to the adjustment provided for under Section 1.3.1 below, the Purchase Price paid to each Owner for the Rolling Stock to be purchased (the "Purchase Price") shall be equal to the values set forth in Schedule 1.3, depending upon the year, make and model of each such item of Rolling Stock as set forth in said Schedule 1.3 (the "Gross Rolling Stock Value").

                  1.3.1 Adjustment to Purchase Price. The Purchase Price to be paid to each Owner by Swift Leasing for each Purchase of Rolling Stock shall be reduced by the (i) Depreciation Deduction (calculated in accordance with Section
4.1 below) and (ii) either the Damage  Deduction  (calculated in accordance with
Section 4.2 below) or the Fixed Deduction (calculated in accordance with Section
4.3 below).

         1.4 Monthly Lease Payments. Subject to the adjustment under Section 1.4.1, the monthly lease payment paid to an Owner under a Lease (the "Lease Payment") shall be based upon the Gross Rolling Stock Value set forth in
Schedule 1.3.

                  1.4.1 Adjustment to Lease Payment. The Lease Payment shall be reduced based upon adjustments to the Gross Rolling Stock Value for the (i) Depreciation Deduction and (ii) either the Damage Deduction or the Fixed Deduction.

         1.5 Payment of Purchase Price and Effective Date of Lease for Rolling Stock. The Purchase Price for the Rolling Stock shall be paid to an Owner by Swift Leasing upon delivery of title to such Rolling Stock to Swift Leasing by Owner and Swift's acknowledgement that it has possession of such Rolling Stock. Swift shall acknowledge possession of such Rolling Stock at Closing unless it is aware at the Closing that an item of Rolling Stock has been destroyed, cannot be located, is not Qualified Rolling Stock, or is a High Damage Item. The effective date for each Lease shall be the date upon which an executed copy of the Lease and the Rolling Stock is delivered to Swift Leasing. In either case, delivery shall not be considered to be effective unless and until Swift Leasing has acknowledged possession of the Rolling Stock to be leased or purchased, as the case may be, as set forth above. Swift Leasing shall be obligated to accept delivery for Rolling Stock which is purchased or leased (but not prior to the Closing Date), subject to Swift Leasing's
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and an Owner's  agreement as to the amount of the  Depreciation  Deduction,  the
Damage Deduction and/or the Fixed Deduction.

         1.6 Withholding of Purchase Price and Calculation of Lease Payment. The Purchase Price for an Owner's Fleet of Rolling Stock shall be reduced by the Depreciation Deduction, and either the Damage Deduction or the Fixed Deduction. In the case of an Owner who has not elected the application of the Fixed Deduction pursuant to Section 4.3, the Maximum Damage Deduction shall be utilized when determining the Purchase Price to be paid at the Closing or the Lease Payment. In the event that less than the Maximum Damage Deduction is required to repair (including estimates of repair) or bring the Rolling Stock acquired by Swift Leasing from an Owner up to the Applicable Standard (as defined in Section 4.2), the unused portion of the Maximum Damage Deduction, if any, after Swift has completed its final inspection and/or effected the repairs to the Owner's Fleet shall be returned to the Owner (in the event of a Purchase) within ten business days after Swift Leasing has completed its final inspection, repairs, and/or estimate of repairs with respect to said Owner's Fleet, together with an accounting of all such deductions taken by Swift Leasing. In the event of a Lease, Swift Leasing shall determine the credit, if any, due to Owner and provide Owner of an accounting of such credit, together with the amount of the Damage Deduction utilized for repairs or otherwise taken as a deduction, with such accounting to be given to the Owner within ten business days after Swift Leasing has completed its final inspection, repairs or estimate of repairs with respect to such Owner's Fleet. Any credit due to such Owner shall be paid to such Owner as additional rent in equal installments over the remaining term of such Lease. Swift Leasing shall have 60 days following the Closing Date (the "60 day Period") in which to ascertain whether or not any Rolling Stock is missing, is not Qualified Rolling Stock, is a High Damage Item and shall complete its final inspection of and/or repairs to or estimate of repairs required to be made to the Rolling Stock within the 60 day Period. With respect to any Owner who has elected the Damage Deduction option pursuant to Section 4.2 of this Agreement, subsequent to the expiration of the 60 day Period, (i) Swift Leasing may not make any further adjustments as to items of Rolling Stock which have been inspected prior to the expiration of such 60 day Period, and (ii) Swift Leasing may not take any Damage Deduction on items of Rolling Stock not inspected by the end of such 60 day Period.

                                   ARTICLE II

                                     CLOSING

         The closing (the "Closing") of the transaction contemplated hereby shall take place in Phoenix, Arizona at 10:00 a.m., M.S.T., concurrently with the closing of the Asset Purchase Agreement (the "Closing Date"). All funds due to the Owners at Closing shall be paid by wire transfer of funds pursuant to wire transfer instructions provided to Swift Leasing prior to Closing.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
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
         3.1 Representations and Warranties of the Owners. Each Owner hereby represents and warrants to Swift Leasing solely as to itself and its Rolling Stock the following:

                  3.1.1    Corporate    Power;    Authorizations;    Enforceable
Obligations.

                            (i) Owner has the  corporate  power,  authority  and
legal right to execute, deliver and perform this Agreement;

                            (ii)  Execution,  delivery and  performance  of this
Agreement by Owner have been duly authorized by all necessary corporate action of Owner;

                            (iii)  This   Agreement  has  been,  and  all  other
agreements, documents and instruments required to be delivered by Owner in accordance with the provisions hereof (the "Owner's Documents") will be, duly executed and delivered on behalf of Owner by duly authorized officers of Owner; and

                            (iv)  This  Agreement  constitutes  and the  Owner's
Documents, when executed and delivered, will constitute, the legal, valid, and binding obligations of Owner, enforceable against Owner in accordance with their terms.

                  3.1.2 Liens. The Rolling Stock acquired by Swift Leasing pursuant to this Agreement, either by Purchase or Lease, shall be sold or leased to Swift Leasing, free and clear of all taxes (including, but not limited to, Federal Highway Use Taxes due and payable as of the Closing Date), mortgages, liens, pledges, security interests (other than the ownership interest of Owner in the case of a Lease), charges, claims, restrictions or encumbrances of any nature whatsoever, provided, however, that no sales, use or transaction privilege taxes with respect to the sale of the Rolling Stock shall be due as long as the situs of the transaction is Phoenix, Arizona, and to the extent that any such taxes are imposed by any Arizona state or local taxing authority, Swift Leasing shall be responsible for payment of any such taxes.

                  3.1.3 Separate Transactions. Each Owner is entering into a separate sale or lease of its Rolling Stock to Swift Leasing.


         3.2 Representations and Warranties of Swift Leasing. Swift Leasing hereby represents and warrants to each Owner the following:

                  3.2.1    Corporate    Power;    Authorizations;    Enforceable
Obligations.

                            (i) Swift Leasing has the corporate power, authority
and legal right to execute, deliver and perform this Agreement;

                            (ii)  Execution,  delivery and  performance  of this
Agreement by Swift
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
Leasing has been duly authorized by all necessary corporate action of Swift Leasing;

                            (iii)  This   Agreement  has  been,  and  all  other
agreements, documents and instruments required to be delivered by Swift Leasing in accordance with the provisions hereof (the "Swift Leasing Documents") will become a duly executed and delivered on behalf of Swift Leasing by duly authorized officers of Swift Leasing;

                            (iv)  This  Agreements  constitutes  and  the  Swift
Leasing Documents, when executed and delivered, will constitute, the legal, valid, and binding obligations of Swift Leasing, enforceable against Swift Leasing in accordance with their terms.

                  3.2.1 Preliminary Inspections. Swift shall utilize reasonable efforts prior to Closing, to preliminarily inspect and provide Owners with a summary of the estimated costs of repairs and maintenance to bring the Rolling Stock in conformance with the Applicable Standards, a copy of which summary is attached hereto as Schedule 3.2.1.

                                   ARTICLE IV

                    DEDUCTIONS FROM GROSS ROLLING STOCK VALUE

         4.1 Depreciation Deduction. The Gross Rolling Stock Value which shall be utilized to determine the adjusted purchase price and the adjusted lease payment shall be reduced by monthly depreciation of $850 per tractor and $100 per trailer, calculated on a per diem basis, for each day that possession of any such item of Rolling Stock is transferred to Swift Leasing or Swift after December 31, 1996 (the "Depreciation Deduction"). The Depreciation Deduction through the Closing Date is reflected on Schedule 1.3.

         4.2 Deduction for Failure to Meet Certain Conditions. At the time of its transfer to Swift Leasing, each item of Rolling Stock must not be damaged, require repair or maintenance and must be in sound and road worthy operating condition. Furthermore, but not in limitation of the foregoing, at the time of such transfer, each item of Rolling Stock: (i) must contain no physical damage, including, but not limited to, broken glass, interior and exterior sheet metal damage which, in the aggregate, exceeds $250; (ii) the tires must contain at least 50% of the original tread on the steer axle and at least 50% of the original first-time recap or retread on the drive or trailer axles; and (iii) there must be remaining at least 50% of the brake lining for each such item of Rolling Stock (collectively the "Applicable Standard"). To the extent that any item of Rolling Stock does not meet the Applicable Standard, and subject to the provisions of Section 4.2.1 below, the Gross Rolling Stock Value shall be reduced (the "Damage Deduction") on a per item basis, based upon Swift Leasing's actual or estimated cost (which shall be commercially reasonable) to bring each item of Rolling Stock up to the Applicable Standard, but not to a new condition or any condition substantially higher than the Applicable Standard. All Rolling Stock so acquired shall be subject to final inspection by Swift Leasing.
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
                  4.2.1  Maximum  Damage  Deduction.  Notwithstanding  the above
Section 4.2, the maximum amount which shall be subtracted as a Damage Deduction (the "Maximum Damage Deduction") from the Gross Rolling Stock Value of an Owner's Fleet, with respect to "Qualified Rolling Stock" shall be equal to $2,500 per tractor and $500 per trailer, multiplied by the number of Qualified Rolling Stock in such Owner's Fleet. No item of Rolling Stock shall be considered to be Qualified Rolling Stock if the Damage Deduction for any such item of Rolling Stock exceeds $5,000 for a tractor or $1,500 for a trailer. Swift Leasing shall not be obligated to acquire any Rolling Stock which is not Qualified Rolling Stock unless the Owner of such Rolling Stock and Swift Leasing mutually agree upon the value of such item, separate and apart from the acquisition of the remainder of the Owner's Fleet. Furthermore, Swift Leasing shall not be obligated to acquire any tractor or trailer which is inoperable and beyond economic repair (an "Inoperable Item") nor shall Swift Leasing be obligated to acquire any item of Rolling Stock which cannot be located (a "Missing Item"). Inoperable and Missing Items known to Swift (based upon information received from the Debtor) are set forth on Schedule 4.2.1 attached hereto.

                  4.2.2 Example. To illustrate the application of Section 4.2.1, if Owner's Fleet consists of 230 tractors and only 215 of such tractors qualify as Qualified Rolling Stock, the Maximum Damage Deduction for these 215 tractors may not exceed (but might be less than) $537,500, in the aggregate. Swift Leasing would, in such case, not be required to acquire the 15 tractors not considered to be Qualified Rolling Stock unless the Owner and Swift Leasing mutually agree upon the appropriate Damage Deduction for each tractor not qualifying as Qualified Rolling Stock (the "Additional Deduction", and the Gross Rolling Stock Value would be reduced by the Additional Deduction as well as the Maximum Damage Deduction and Depreciation Deduction. which would be in addition to the Maximum Damage Deduction for the Owner's Qualified Rolling Stock.

         4.3 Fixed Deduction. Any Owner, by checking the box next to its signature block, may avoid the application of the Section 4.2 above, by agreeing to a fixed deduction for each item of Rolling Stock in the Owner's Fleet equal to $2,750 per tractor and/or $550 per trailer (the "Fixed Deduction"). The Fixed Deduction shall not apply to any tractor or trailer for which the Damage Deduction for that particular tractor or trailer exceeds 50% of that tractor's or trailer's Gross Rolling Stock Value (a "High Damage Item"). Furthermore, Swift Leasing shall not be obligated to acquire any High Damage Item, any Inoperable Item or any Missing Item . The Fixed Deduction would apply to the balance of the Owner's Fleet irrespective of Swift Leasing's actual or estimated actual cost of repairs.

                  4.3.1  Insurance  Proceeds.   Any  Owner  electing  the  Fixed
Deduction shall assign and does hereby assign to Swift Leasing all of its rights to any insurance proceeds which might be available under Debtor's body damage coverage (the "Insurance Proceeds"). Each Owner shall be required to execute such documents as reasonably requested by Swift Leasing to give effect to such assignment and take such actions as reasonably requested by Swift Leasing to ensure that the Bankruptcy Court approves of the assignment and transfer to Swift Leasing of the rights to such
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Insurance Proceeds. Furthermore, each Owner shall be required to fully cooperate with Swift Leasing in connection with Swift Leasing's claim against any insurer to collect such Insurance Proceeds. An Owner shall not be required to assign its rights to the Insurance Proceeds with respect to any High Damage Item, any Inoperable Item or any Missing Item not acquired by Swift Leasing pursuant to this Section 4.3.

                  4.3.2 Example. To illustrate the application of Section 4.3.1, if an Owner specifically elects the application of Section 4.3, and if such Owner's Fleet consists of 102 tractors, two of which are considered to be High Damage Items, Swift Leasing would not acquire the two High Damage Items but would acquire the remaining 100 tractors. In addition to the Depreciation Deduction, a Fixed Deduction equal to $275,000 would be subtracted from the Gross Rolling Stock Value for these 100 tractors and this adjusted Gross Rolling Stock Value would be utilized in order to determine the Purchase Price or the Lease Payment. Furthermore, the Owner would be required to assign all of its rights to Swift Leasing with respect to any Insurance Proceeds recoverable with respect to these 100 tractors.

                                    ARTICLE V

                       CONDITIONS PRECEDENT TO THE CLOSING

         5.1 Conditions Precedent to Swift Leasing's Obligations. All of the obligations of Swift Leasing under this Agreement are, at Swift Leasing's discretion, subject to the fulfillment or satisfaction, at the times indicated herein, of each of the following conditions precedent:

                  5.1.1 Representations and Warranties True as of the Closing Date. The representations and warranties of Owners contained in this Agreement or in any schedule, certificate or document delivered by Owner to Swift Leasing pursuant to the provisions hereof shall have been true on the date hereof and shall be true on the Closing Date with the same effect as though such representations and the warranties were made as of such date.

                  5.1.2 Closing of Asset Purchase Agreement. Swift, Debtor and the Petersons shall have closed, concurrently herewith, all of the transactions contemplated under the Asset Purchase Agreement.

                  5.1.3 Rejection of Leases. Debtor shall have rejected each of the Debtor Leases and such rejection shall have been approved by the Bankruptcy Court prior to or concurrently with the closing of the Asset Purchase Agreement.

                  5.1.4 Ability to Acquire Sufficient Rolling Stock. Swift shall be able to acquire at least 600 tractors and 1,200 trailers, in the aggregate, from Owners (excluding Rolling Stock which is (i) not Qualified Rolling Stock,
(ii) a High Damage Item, (iii) a Missing Item, or (iv) one of the 13 Tractors.
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                  5.1.5 Approval by Bankruptcy Court. Prior to the Closing,  the
Bankruptcy Court shall have entered an order, in a form satisfactory to Swift Leasing's counsel, approving the Asset Purchase Agreement and all transactions contemplated thereunder, including, but not limited to, the sale or lease of the Rolling Stock to Swift Leasing, free and clear of all taxes, mortgages, liens, pledges, successor liability, security interests (except for any ownership interest of any Owner), charges, claims, restrictions and encumbrances of any nature whatsoever.

                  5.1.6 Owner's Deliveries. Owner shall have delivered to Swift Leasing at or prior to the Closing the following, all of which shall be in a form reasonably satisfactory to Swift Leasing and its counsel such instruments of title, such bills of sale, deeds and assignments with covenants of warranty as to title, assignments, endorsements, leases and other good and sufficient instruments and documents of conveyance, transfer or lease (as applicable), in form reasonably satisfactory to Swift Leasing and its counsel, as shall be necessary and effective to transfer and assign to, and vest in, Swift Leasing
(i) good and valid title in and to the Rolling Stock acquired by Purchase, free and clear of all taxes, liens, mortgages, and encumbrances as provided herein; or (ii) a good and valid leasehold interest in the Rolling Stock to be leased by Swift Leasing. In the event an Owner elects the Damage Deduction as provided in
Section 4.2, the bill of sale to be utilized for such conveyance shall be identical to Exhibit B attached hereto. In the event an Owner elects the Fixed Deduction, pursuant to Section 4.3, the bill of sale to be utilized for such conveyance shall be identical to Exhibit C.

                  5.1.7   Satisfaction  of  Conditions   Precedent  Under  Asset
Purchase Agreement. All of the conditions under the Asset Purchase Agreement shall have been satisfied, except those waived by Swift or Swift Leasing.

                  5.1.8 Assignment of Insurance Proceeds. Any Owner making the election proved for in Section 4.3 shall have assigned, in form satisfactory to Swift Leasing and its counsel, all of such Owner's rights to the Insurance Proceeds and such assignment shall have been approved by the Bankruptcy Court.

         5.2 Conditions Precedent to the Obligations of Owner. All obligations of the Owners under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

                  5.2.1 Representations and Warranties True as of the Closing Date. The representations and warranties of Swift Leasing contained in this Agreement or in any list, certificate or document delivered by Swift Leasing to Owners pursuant to the provisions hereof, shall be true on the Closing Date with the same effect as those such representations and warranties were made as of such date.

                  5.2.2 Compliance with this Agreement. Swift Leasing shall have performed and complied with all agreements and conditions required hereunder to be performed or complied with by Swift Leasing prior to or at the Closing.
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                  5.2.3 Payment of Purchase Price, Etc. Swift Leasing shall have paid the Purchase Price by wire transfer of funds to each Owner or executed the appropriate Lease with an Owner with respect to the Rolling Stock to be acquired pursuant to this Agreement.

                                   ARTICLE VI

                              POST CLOSING MATTERS

         6.1 Credit Due to Owners. With respect to each Owner who has not elected the application of Section 4.3 above, Swift Leasing shall provide to such Owner within ten (10) business days after the expiration of the 60 day Period, a full and final accounting as to the cost or estimated cost of repairs and/or deductions made pursuant to Section 4.2, and in the case of a Purchase, shall pay to any such Owner, any credit due to that Owner pursuant to Section
1.6. In the event of a Lease, Swift Leasing shall inform said Owner the additional amount that each monthly Lease Payment shall be supplemented for the remainder of the Lease in order to pass through the credit due to such Owner pursuant to Section 1.6.

         6.2 Assignment of Insurance Proceeds. Any Owner electing the option under Section 4.3 shall, from time to time after the Closing, at Swift Leasing's request, execute, acknowledge and deliver to Swift Leasing such other instruments and will take such other actions and execute and deliver such other documents, certifications and further assurances as Swift Leasing may reasonably require to vest more effectively in Swift Leasing, the rights to the Insurance Proceeds. Each Owner shall cooperate with Swift Leasing and execute and deliver to Swift Leasing such other instruments and documents and take such other actions as may be reasonably requested from time to time by Swift Leasing as necessary to assist Swift Leasing in collection of the Insurance Proceeds.

         6.3 Assurances as to Title. Each of the parties hereto will cooperate with the other and execute and deliver to the other party hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other party as necessary to carry out, evidence and confirm the intended purposes of this Agreement, including, but not limited to, the Purchase or Lease of the Rolling Stock by Swift Leasing.

         6.4 Credit Due Swift Leasing. Each Owner acknowledges that Swift Leasing shall not be required to purchase any Inoperable Item, any Missing Item, any High Damage Item or any tractor or trailer which is not Qualified Rolling Stock (unless an Owner and Swift Leasing have separately agreed to the purchase of such tractor or trailer which is not Qualified Rolling Stock pursuant to
Section 4.2.1). The parties acknowledge that since Swift Leasing may not have inspected all of the Rolling Stock prior to Closing as part of its preliminary inspection, an item of Rolling Stock may, at the Closing Date, be damaged to such an extent such that Swift Leasing is not required to acquire such item or that Swift Leasing may discover subsequent to the Closing Date that an item of Rolling Stock purchased or leased was inoperable, destroyed or missing as of the Closing, and, if missing, could not be located.. In all cases, Swift Leasing shall notify each Owner as soon as possible subsequent to the Closing, but in no event later than the expiration of the
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60 day Period, that it has inadvertently  acquired an item of Rolling Stock that it was not obligated to acquire and each such Owner, upon such notification and receipt of evidence demonstrating that such item of Rolling Stock was either inoperable, destroyed or missing at Closing, a High Damage Item or not Qualified Rolling Stock, shall refund to Swift Leasing within ten (10) business days after receipt of such notice, the amount of the Purchase Price (in the event of a Purchase) after the return to Owner of the title to such item of Rolling Stock and the item of Rolling Stock (assuming it is not destroyed or missing); or in the event of a Lease, all Lease Payments made by Swift Leasing and any such Lease shall be cancelled immediately upon the return of such item of Rolling Stock to each Owner (assuming that the item of Rolling Stock is not destroyed or missing) and each Owner shall bear the risk of any damage or loss to its Rolling Stock prior to the Closing and Swift Leasing shall bear the risk of any damage or loss to Rolling Stock occurring subsequent to the Closing. As to any Rolling Stock which is in transit and is being utilized to deliver a load picked up by the Debtor prior to 11:59 p.m. M.S.T. pm on the day preceding the Closing which load is not delivered until after the Closing, the Owner of any such Rolling Stock, and not Swift Leasing, shall bear the risk of loss with respect to such Rolling Stock until the load is delivered, after which time the risk of loss shall shift to Swift Leasing.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 Termination. This Agreement may be terminated by written notice at any time prior to the Closing Date only:

                  (a) by mutual consent of Swift Leasing and each Owner; or

                  (b) by Swift Leasing (i) if at any time the representations and warranties of an Owner contained herein with respect to itself or its Rolling Stock were incorrect in any material respect when made or at any time thereafter, including as of Closing; (ii) if an Owner breaches any covenant or agreement made under this Agreement or any document contemplated by this Agreement; or (iii) by Swift Leasing in the event that the Closing of the Asset Purchase Agreement fails to occur.

         7.2 Effect of Termination. In the event of the termination of this Agreement under any of the reasons set forth in Section 7.1 above, neither party shall have any further liability to the other hereunder and each shall bear its respective costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement.

         7.3 Sales, Transfer and Documentary Taxes, Etc. Each Owner shall pay all federal, state and local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale, transfer or lease of its Rolling Stock to Swift Leasing and shall indemnify, reimburse, and hold harmless Swift Leasing in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith, provided, however, that if  the  Closing  takes  place  in  Phoenix,  Arizona,  an  Owner  shall  not be responsible for payment of any state or local sales, use or transaction privilege tax since the parties acknowledge that Arizona law provides an exemption from the application of sales, use or transaction privilege tax if a sale of rolling stock is made to a leasing company which intends to lease such rolling stock to an interstate motor carrier, which Swift Leasing represents to each Owner to be its intent. To the extent that the State of Arizona or any local taxing authority within the State of Arizona (an "Arizona Taxing Authority") attempts to impose such a tax, Swift Leasing shall be responsible for the payment of any such tax and any Owner receiving a notice from an Arizona Taxing Authority attempting to impose such a tax shall immediately forward same to Swift Leasing which shall either pay such tax or timely protest the imposition of such tax. Each Owner agrees to cooperate with Swift Leasing in connection with such protest, provided, however, that the cost of such protest shall be borne by Swift Leasing. In the event that such protest and subsequent appeals are unsuccessful, Swift Leasing shall pay any such taxes. Notwithstanding anything contained in this Agreement to the contrary, Swift Leasing shall pay any titling fees imposed by the State of Arizona (the state in which Swift intends to title the Rolling Stock) and any registration fees imposed by the state in which Swift registers the Rolling Stock.

         7.4 Expenses. Except as otherwise specifically provided for in this Agreement, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, carrying out of the provisions of this Agreement, and the consummation of the transactions contemplated hereby.

         7.5 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, provided, however, that it is the intent of the parties hereto that this Agreement shall be read in conjunction with the Asset Purchase Agreement. This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.
Notwithstanding the above, the parties contemplate that in the event of a Purchase, appropriate bills of sale and/or conveyance and transfer of title documents will have to be executed between each Owner and Swift Leasing and, in the event of a Lease, an Owner and Swift Leasing will agree upon a mutually acceptable form of lease agreement.

         7.6 Assignment and Binding Effect. This Agreement may be not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding and inure to the benefit of and be enforceable by the successors and assigns of each Owner and Swift Leasing. The rights and obligations of each Owner hereunder are several, and not joint. Each Owner shall be liable to Swift Leasing for only those representations, warranties, covenants and agreements that relate to such Owner and its Rolling Stock.

         7.7 Waiver. Any condition, term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

Any such written waiver shall not imply a waiver as to any other term, condition, circumstance or occasion nor estop any party from enforcing any term, condition, right or remedy not expressly so waived. Failure of a party to insist upon adherence to any term or condition of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon adherence to that term or condition or any other term or condition of this Agreement.

         7.8 Notices. Any notice or communication under this Agreement shall be in writing and delivered (by hand, telecopier, telegraph, telex or courier) or deposited in the United States mail (first class, registered or certified), postage fully prepaid and addressed as stated below. Notice by United States mail shall be deemed given on the third day after its deposit. Notice by telecopier, telegraph or telex shall be deemed given on the day sent. Notice by hand delivery or courier shall be deemed given on the first business day when such delivery is first attempted. Either party may, from time to time, specify as its address for purposes of this Agreement any other address upon the giving of 10 days notice thereof to the other party in the manner required by this paragraph. This paragraph shall not prevent the giving of written notice in any other manner, but such notice shall be deemed effective only when and as of its actual receipt at the proper address and by the proper addressee.

         7.9 Situs of Contract, Governing Law. The parties acknowledge that the situs of this Agreement shall be Maricopa County, Arizona. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Arizona.

         7.10 Headings, Gender and Person. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

         7.11 Schedules and Exhibits. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

         7.12 Jurisdiction. Except with respect to such matters as shall properly remain within the jurisdiction of the Bankruptcy Court, Swift Leasing and each Owner consents to the jurisdiction and venue of the state and federal courts located in Maricopa County, Arizona and/or the District of Arizona with respect to any legal action, in tort or contract, arising directly or indirectly from this Agreement or the relationship created hereby. This provision shall not bar enforcement of a provisional, extraordinary, in-rem or post-judgment remedy in any court whose original jurisdiction is essential or exclusive as to that remedy, despite the above consent to jurisdiction.

         7.13 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. After Swift Leasing has executed this Agreement, and once each Owner has executed this Agreement, a separate contract shall arise between Swift Leasing and each such Owner.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.

SWIFT LEASING:                                       OWNERS:

SWIFT LEASING CO., INC., an Arizona                  SEE ATTACHED EXHIBIT "A"
corporation


By: /s/ William F. Riley, III
   ---------------------------
         William F. Riley, III
    Its:  Vice-President

                                  EXHIBIT "A-1"


                                        KEYCORP LEASING LTD.



                                        By: /s/ Daniel L. Bailey
                                           -------------------------------------
                                             Daniel L. Bailey
                                             Its: Vice-President
                                                 -------------------------------

                                        KeyCorp Leasing Ltd.
                                        54 State Street
                                        Albany, New York  12207
                                        Telephone:  518-487-4536
                                        Telecopier:  518-486-8215

                                        FIXED DEDUCTION

                                  EXHIBIT "A-2"


                                        LaSALLE NATIONAL LEASING CORPORATION


                                        By: /s/ William C. Rogalla
                                           -------------------------------------
                                                   William C. Rogalla
                                                   First Vice-President

                                        LaSalle National Leasing Corporation
                                        135 South LaSalle Street
                                        Chicago, Illinois  60603
                                        Telephone:   312-904-2752
                                        Telecopier:  312-904-4699

                                        DAMAGE DEDUCTION

                                  EXHIBIT "A-3"

                                        FLEET CAPITAL CORPORATION


                                        By: /s/ Chris Tierney
                                           -------------------------------------
                                             Its: Vice President
                                                 -------------------------------

                                        Fleet Capital Corporation
                                        50 Kennedy Plaza
                                        Providence, RI  02903
                                        Telephone:   401-278-6902
                                        Telecopier:  401-278-3257

                                        FIXED DEDUCTION

                                  EXHIBIT "A-4"

                                        ASSOCIATES LEASING, INC.


                                        By: /s/ Chuck Wilson
                                           -------------------------------------
                                             Its: Bankruptcy Manager
                                                 -------------------------------

                                        Associates Leasing, Inc.
                                        P.O. Box 141029
                                        Irving, Texas  75014-1029
                                        Telephone:   972-652-3557
                                        Telecopier:  972-652-8622

                                        FIXED DEDUCTION

                                  EXHIBIT "A-5"

                                        FIRSTAR BANK IOWA, N.A.,  as agent
                                        For Firstar Leasing Services


                                        By: /s/ John Schwab
                                           -------------------------------------
                                             Its: Vice President
                                                 -------------------------------

                                        Firstar Bank Iowa, N.A.
                                        222 Second Avenue S.E.
                                        P.O. Box 3013
                                        Cedar Rapids, Iowa  52401
                                        Telephone:   319-368-4040
                                        Telecopier:  319-368-4111

                                        FIXED DEDUCTION

                                  EXHIBIT "A-6"


                                        MERCEDES-BENZ CREDIT CORPORATION


                                        By: /s/ John Worthington
                                           -------------------------------------
                                             Its: District Finance Manager
                                                 -------------------------------

                                        Mercedes-Benz Credit Corporation
                                        801 Warrenville Road, Suite 400
                                        Lisle, IL  60532
                                        Telephone:   630-241-5993
                                        Telecopier:  800-533-3398

                                        DAMAGE DEDUCTION

                                  EXHIBIT "A-7"

                                        SECURITY NATIONAL BANK OF
                                        SIOUX CITY IOWA

                                        By: /s/ Kendall J. Strand
                                           -------------------------------------
                                             Its: Commercial Service Officer
                                                 -------------------------------

                                        By: /s/ Steven Schmidt
                                           -------------------------------------
                                             Its: SR. V.P. Comm. Services
                                                 -------------------------------

                                        Security National Bank of
                                        Sioux City Iowa
                                        601 Pierce Street
                                        Sioux City, Iowa  51101
                                        Telephone:   712-277-6537
                                        Telecopier:  712-277-6566

                                        FIXED DEDUCTION

                                  EXHIBIT "A-8"


                                        THE CIT GROUP (Equipment Credit
                                        Services, Inc.)


                                        By: /s/ Edward Gresh
                                           -------------------------------------
                                             Its: Senior Portfolio Manager
                                                 -------------------------------

                                        The CIT Group
                                        900 Ashwood Parkway, Suite 600
                                        Atlanta, GA  30338

                                             and

                                        Alan S. Kopit, Esq.
                                        HAHN, LOESER PARKS
                                        3300 BP America Building
                                        200 Public Square
                                        Cleveland, Ohio  44114-2301
                                        Telephone:   216-621-0150
                                        Telecopier:  216-241-2824

                                        FIXED DEDUCTION

                                  EXHIBIT "A-9"

                                        METLIFE CAPITAL LIMITED PARTNERSHIP


                                        By: /s/ Judy Johnston
                                           -------------------------------------
                                             Its: V.P./Regional Credit Manager
                                                 -------------------------------


                                        Metlife Capital Limited Partnership
                                        10900 N.E. Fourth Street, Suite 500
                                        Bellevue, Washington  98004-5853
                                        Telephone:   206-451-7672
                                        Telecopier:  206-451-2780

                                        FIXED DEDUCTION

                                 EXHIBIT "A-10"

                                        NBD EQUIPMENT FINANCING, INC.


                                        By: /s/ Robert J. Izzo
                                           -------------------------------------
                                             Its: First Vice President
                                                 -------------------------------

                                        NBD Equipment Financing, Inc.
                                        One First National Plaza, Suite 0631
                                        Chicago, Illinois  60670
                                        Telephone:   312-732-5413
                                        Telecopier:  312-732-3596

                                        FIXED DEDUCTION

                                 EXHIBIT "A-11"

                                        NBD LEASING, INC.


                                        By: /s/ Robert J. Izzo
                                           -------------------------------------
                                             Its: First Vice President
                                                 -------------------------------

                                        NBD Leasing, Inc.
                                        One First National Plaza, Suite 0631
                                        Chicago, Illinois  60670
                                        Telephone:   312-732-5413
                                        Telecopier:  312-732-3596

                                        FIXED DEDUCTION
                                       24